Item 30. Exhibit (d) i.

                   [LETTER HEAD OF MASS MUTUAL APPEARS HERE]

         GROUP FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE CERTIFICATE
                         TO AGE 95 WITH VARIABLE RIDER
- --------------------------------------------------------------------------------

________________________________________________________________________________

 READ THIS CERTIFICATE WITH RIDER CAREFULLY. It has been written in readable language to help in understanding its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this certificate with rider. In this certificate with rider, the words "we," "us," and "our" refer to Massachusetts Mutual Life Insurance
 Company.

 This certificate with rider is not a life insurance policy.  It is, instead, a statement of the insurance provided by a Group Flexible Premium Adjustable Life
 Insurance Policy To Age 95 With Variable Rider we have issued to the Trustee named on the Schedule Page.  This certificate with rider often uses the word
 "certificate with rider" for ease in referring to insurance values or benefits provided under that Group Flexible Premium Adjustable Life Insurance Policy To
 Age 95 With Variable Rider.  Some provisions of the Group Flexible Premium
 Adjustable Life Insurance Policy To Age 95 With Variable Rider are shown in this certificate with rider.  However, the terms and provisions of the Group
 Flexible Premium Adjustable Life Insurance Policy To Age 95 With Variable Rider
 control.  We will, subject to those terms and provisions, pay the death benefit to the Beneficiary when due proof of the Insured's death is received at our
 Home Office.

 For service or information on this certificate with rider, contact our Home
 Office.

 RIGHT TO RETURN THE CERTIFICATE. The Owner may return the certificate within 10 days after the Owner receives it. The Owner may return the certificate by delivering or mailing it to our Home Office. Then, the certificate will be as though it had never been issued. We will promptly refund any premium paid for the certificate.

 THE GROUP FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE POLICY TO AGE 95 WITH
 VARIABLE RIDER IS A RHODE ISLAND CONTRACT. THIS CERTIFICATE WITH RIDER IS,
 THEREFORE, GOVERNED PRIMARILY BY THE LAWS OF THE STATE OF RHODE ISLAND.

          John J. Pajak                           SIGNATURE ILLEGIBLE
          President                               Secretary

 Group Flexible Premium Adjustable Life Insurance Certificate To Age 95 With
 Variable Rider

 This Certificate With Rider provides that:  Insurance is payable upon death of the Insured before age 95.
                    Within specified limits, flexible premiums may be paid
                    during the Insured's lifetime.

 THE AMOUNT OF DEATH BENEFIT AND THE DURATION OF INSURANCE COVERAGE MAY BE FIXED
 OR VARIABLE AS DESCRIBED IN
 PARTS 3 AND 5.

 THE VARIABLE ACCOUNT VALUE OF THE CERTIFICATE WITH RIDER MAY INCREASE OR
 DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.  THERE ARE
 NO MINIMUM GUARANTEES AS TO THE VARIABLE ACCOUNT VALUE.

 THE FIXED ACCOUNT VALUE OF THE CERTIFICATE WITH RIDER EARNS INTEREST AT A RATE
 NOT LESS THAN THE MINIMUM DESCRIBED IN THE INTEREST ON FIXED ACCOUNT VALUE
 PROVISION.

              CERTIFICATE WITH RIDER SUMMARY

This Summary briefly describes some of the major provisions of the Group
Flexible Premium Adjustable Life Insurance Policy To Age 95 With Variable Rider
which are shown in this certificate with rider.  Since this Summary does not go into detail, the actual provisions will control.  See those provisions for full information and any limits that may apply.  The "Where To Find It" on the inside of the back cover shows where these provisions may be found.

The insurance provided is variable life insurance.  We will pay a death benefit if an individual Insured dies while the insurance is in force.  "In force" means that the insurance on the Insured has not terminated.  "Variable" means that all values which depend on the investment performance of the Separate Account shown on the Schedule Page are not guaranteed as to dollar amount.

Premiums for this insurance are flexible.  After the minimum initial premium has been paid, there is no requirement that any specific amount of premium be paid on any date.  Instead, within the limits stated in this certificate with rider, any amount may be paid on any date before the death of the Insured.

Premiums are applied to increase the value of this certificate with rider.
Monthly charges are deducted from the value of this certificate with rider each month.  If there is not enough value to pay the monthly charges for a month, the insurance will terminate at the end of 61 days.  There is, however, a right to reinstate the insurance.

There are other rights available while the Insured is living.  These include:

      . The right to assign this certificate with rider.
      . The right to change the Owner or any Beneficiary.
      . The right to fully surrender the insurance.
      . The right to make withdrawals.
      . The right to make loans.
      . The Right To Increase or decrease the Selected Face Amount.
      . The right to allocate net premiums among the Guaranteed Principal
        Account and the divisions of the Separate Account.
      . The right to transfer values among the Guaranteed Principal Account and the divisions of the Separate Account.
      . The right to change the Death Benefit Option.

The certificate with rider also describes a number of Payment Options.  These provide alternate ways to pay the death benefit or the amount payable upon full surrender.

                               THE SCHEDULE PAGE

THIS PAGE SHOWS SPECIFIC INFORMATION ABOUT THIS CERTIFICATE WITH RIDER AND IS
REFERRED TO THROUGHOUT THE CERTIFICATE WITH RIDER

CERTIFICATE WITH RIDER NUMBER        0 000 000

                      INSURED        JOHN A DOE

         SELECTED FACE AMOUNT        [$100,000]

                     EMPLOYER

                      TRUSTEE        [THE CONSORTIUM TRUST]

[THE TERMS OF THIS GROUP FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE CERTIFICATE
TO AGE 95 WITH VARIABLE RIDER REPLACE AND SUPERSEDE THE TERMS AND PROVISIONS OF
THE GROUP FLEXIBLE PREMIUM ADJUSTMENT LIFE INSURANCE CERTIFICATE TO AGE 95]

ISSUE DATE                                  DEC 01 1997
CERTIFICATE DATE                            DEC 01 1997
CERTIFICATE RIDER ADD-ON DATE               JAN 01 1998
PAID-UP CERTIFICATE DATE                    DEC 01 2057
INSURED'S AGE ON CERTIFICATE DATE           35
- --------------------------------------------------------------------------------

BASIC CERTIFICATE WITH RIDER INFORMATION
- ----------------------------------------

                                 SELECTED         MINIMUM         DEATH
PLAN                            FACE AMOUNT     FACE AMOUNT    BENEFIT OPTION
- ----                            -----------     -----------    --------------

GROUP FLEXIBLE PREMIUM           [100,000]    SEE MINIMUM FACE       A
ADJUSTABLE LIFE INSURANCE                     AMOUNT PROVISION
CERTIFICATE TO AGE 95 WITH
VARIABLE RIDER
- --------------------------------------------------------------------------------

PREMIUM INFORMATION
- -------------------

MINIMUM INITIAL RIDER PREMIUM $ 500.00
MODAL TERM                   ANNUAL

A NET PREMIUM IS 95.00% MINUS THE SUM OF (I) A PERCENTAGE EQUAL TO THE
APPLICABLE STATE PREMIUM TAX RATE AND (II) A PERCENTAGE REPRESENTING THE
AMORTIZED FEDERAL DEFERRED ACQUISITION TAX, OF PREMIUMS PAID.

NET PREMIUM ALLOCATION LIMITATIONS
- ----------------------------------

THE INITIAL NET PREMIUM WILL BE ALLOCATED TO THE GUARANTEED PRINCIPAL ACCOUNT.
AT THE END OF THE RIGHT TO RETURN PERIOD, THE ACCOUNT VALUE IN EXCESS OF ONE
BILLED MODAL TERM PREMIUM WILL BE ALLOCATED TO THE GUARANTEED PRINCIPAL ACCOUNT
AND/OR THE DIVISIONS OF THE SEPARATE ACCOUNT ACCORDING TO THE CERTIFICATE WITH
RIDER OWNER'S INSTRUCTIONS IN THE APPLICATION AND SUBJECT TO MASSACHUSETTS
MUTUAL'S ALLOCATION RULES.

SUBSEQUENT NET PREMIUM PAYMENTS ATTRIBUTABLE TO THE BILLED MODAL TERM PREMIUM
WILL BE ALLOCATED TO THE GUARANTEED PRINCIPAL ACCOUNT.  ANY NET PREMIUM AMOUNTS
OTHER THAN THE BILLED MODAL TERM PREMIUM WILL BE ALLOCATED TO THE GUARANTEED
PRINCIPAL ACCOUNT AND/OR THE DIVISIONS OF THE SEPARATE ACCOUNT ACCORDING TO THE
CERTIFICATE WITH RIDER OWNER'S INSTRUCTIONS IN THE APPLICATION AND SUBJECT TO
MASSACHUSETTS MUTUAL'S ALLOCATION RULES.

NET PREMIUM ALLOCATIONS ARE ONLY ALLOWED AMONG EIGHT DIVISIONS AND THE
GUARANTEED PRINCIPAL ACCOUNT AT ONE TIME.  TO ALLOCATE NET PREMIUM TO ONE OR
MORE OF THE OTHER DIVISIONS, THERE MUST FIRST BE A TRANSFER OUT OF ONE OR MORE
OF THE DIVISIONS TO WHICH ALLOCATIONS ARE CURRENTLY MADE.
- --------------------------------------------------------------------------------

SEPARATE ACCOUNT INFORMATION
- ----------------------------

     THE SEPARATE ACCOUNT REFERRED TO IN THIS CERTIFICATE WITH RIDER IS
MASSACHUSETTS MUTUAL VARIABLE LIFE SEPARATE ACCOUNT I.

THE DIVISIONS OF THE SEPARATE ACCOUNT ARE:

     [MML EQUITY INDEX DIVISION.  AMOUNTS CREDITED TO THIS DIVISION ARE INVESTED
IN SHARES OF THE MML EQUITY INDEX FUND, OR ITS SUCCESSOR.  THIS FUND INVESTS
SUBSTANTIALLY ALL OF ITS ASSETS, TO THE EXTENT PRACTICABLE, IN THE STOCKS THAT
COMPOSE THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX.

OPPENHEIMER MONEY DIVISION.  AMOUNTS CREDITED TO THIS DIVISION ARE INVESTED IN
SHARES OF OPPENHEIMER MONEY FUND, OR ITS SUCCESSOR.  THIS FUND INVESTS PRIMARILY
IN "MONEY MARKET" SECURITIES CONSISTENT WITH LOW CAPITAL RISK AND MAINTENANCE OF
LIQUIDITY.

OPPENHEIMER HIGH INCOME DIVISION.  AMOUNTS CREDITED TO THIS  DIVISION ARE
INVESTED IN SHARES OF OPPENHEIMER HIGH INCOME FUND, OR ITS SUCCESSORS. THIS FUND
INVESTS PRIMARILY IN LOWER-RATED, HIGH YIELD, HIGH RISK INCOME SECURITIES.

OPPENHEIMER BOND DIVISION.  AMOUNTS CREDITED TO THIS DIVISION ARE INVESTED IN
SHARES OF OPPENHEIMER BOND FUND, OR ITS SUCCESSOR.  THIS FUND INVESTS PRIMARILY
IN HIGH-YIELD FIXED-INCOME SECURITIES RATED "Baa" OR BETTER BY MOODY'S OR "BBB"
OR BETTER BY STANDARD & POOR'S.  SECONDARILY, THIS FUND SEEKS CAPITAL GROWTH
CONSISTENT WITH ITS PRIMARY OBJECTIVE.

OPPENHEIMER CAPITAL APPRECIATION DIVISION.  AMOUNTS CREDITED TO THIS DIVISION
ARE INVESTED IN SHARES OF OPPENHEIMER CAPITAL APPRECIATION FUND, OR ITS
SUCCESSOR.  THIS FUND INVESTS PRIMARILY IN SECURITIES OF "GROWTH-TYPE"
COMPANIES.

OPPENHEIMER GROWTH DIVISION.  AMOUNTS CREDITED TO THIS DIVISION ARE INVESTED IN
SHARES OF OPPENHEIMER GROWTH FUND, OR ITS SUCCESSOR.  THIS FUND INVESTS
PRIMARILY IN SECURITIES OF WELL-KNOWN ESTABLISHED COMPANIES.

OPPENHEIMER GLOBAL SECURITIES DIVISION.  AMOUNTS CREDITED TO THIS DIVISION ARE
INVESTED IN SHARES OF OPPENHEIMER GLOBAL SECURITIES FUND, OR ITS SUCCESSOR.
THIS FUND INVESTS PRIMARILY IN SECURITIES OF FOREIGN ISSUERS, "GROWTH-TYPE"
COMPANIES, CYCLICAL INDUSTRIES AND SPECIAL SITUATIONS.

OPPENHEIMER STRATEGIC BOND DIVISION.  AMOUNTS CREDITED TO THIS DIVISION ARE
INVESTED IN SHARES OF OPPENHEIMER STRATEGIC BOND FUND, OR ITS SUCCESSOR.  THIS
FUND INVESTS PRIMARILY IN (i) FOREIGN GOVERNMENT AND CORPORATE DEBT SECURITIES;
(ii) U.S. GOVERNMENT SECURITIES; AND (iii) LOWER-RATED HIGH-YIELD, HIGH-RISK
DOMESTIC DEBT SECURITIES, COMMONLY KNOWN AS "JUNK BONDS", WHICH ARE SUBJECT TO A
GREATER RISK OF LOSS THAN HIGHER-RATED SECURITIES.

     OPPENHEIMER GROWTH AND INCOME DIVISION. AMOUNTS CREDITED TO THIS DIVISION
     ARE INVESTED IN SHARES OF OPPENHEIMER GROWTH AND INCOME FUND, OR ITS
     SUCCESSOR. THIS FUND INVESTS PRIMARILY IN EQUITY AND DEBT SECURITIES.

     OPPENHEIMER MULTIPLE STRATEGIES DIVISION. AMOUNTS CREDITED TO THIS DIVISION
     ARE INVESTED IN SHARES OF OPPENHEIMER MULTIPLE STRATEGIES FUND, OR ITS
     SUCCESSOR. THE FUND INVESTS PRIMARILY IN COMMON STOCKS AND OTHER EQUITY
     SECURITIES, BONDS AND OTHER DEBT SECURITIES, AND "MONEY MARKET" INSTRUMENTS
     AND SECURITIES.

     PANORAMA GROWTH DIVISION. AMOUNTS CREDITED TO THIS DIVISION ARE INVESTED IN
     SHARES OF THE PANORAMA GROWTH PORTFOLIO, OR ITS SUCCESSOR. THIS PORTFOLIO
     INVESTS PRIMARILY IN COMMON STOCKS WITH LOW PRICE-EARNINGS RATIOS AND
     BETTER THAN ANTICIPATED EARNINGS.

     PANORAMA INTERNATIONAL EQUITY DIVISION. AMOUNTS CREDITED TO THIS DIVISION
     ARE INVESTED IN SHARES OF THE PANORAMA INTERNATIONAL EQUITY PORTFOLIO,
     OR ITS SUCCESSOR. THIS PORTFOLIO INVESTS PRIMARILY IN EQUITY SECURITIES OF
     COMPANIES BASED OUTSIDE OF THE UNITED STATES.

     PANORAMA TOTAL RETURN DIVISION. AMOUNTS CREDITED TO THIS DIVISION ARE
     INVESTED IN SHARES OF THE PANORAMA TOTAL RETURN PORTFOLIO, OR ITS
     SUCCESSOR. THIS PORTFOLIO INVESTS PRIMARILY IN STOCKS, CORPORATE BONDS,
     U.S. GOVERNMENT SECURITIES, AND MONEY MARKET INSTRUMENTS.

     PANORAMA LIFESPAN CAPITAL APPRECIATION DIVISION. AMOUNTS CREDITED TO THIS
     DIVISION ARE INVESTED IN SHARES OF THE PANORAMA LIFESPAN CAPITAL
     APPRECIATION PORTFOLIO, OR ITS SUCCESSOR. THIS PORTFOLIO INVESTS PRIMARILY
     IN EQUITY SECURITIES.

     PANORAMA LIFESPAN BALANCED DIVISION. AMOUNTS CREDITED TO THIS DIVISION ARE
     INVESTED IN SHARES OF THE PANORAMA LIFESPAN BALANCED PORTFOLIO, OR ITS
     SUCCESSOR. THIS PORTFOLIO INVESTS IN EQUITY SECURITIES AND FIXED INCOME
     SECURITIES WITH A SLIGHTLY STRONGER FOCUS ON EQUITY SECURITIES.

     PANORAMA LIFESPAN DIVERSIFIED INCOME DIVISION. AMOUNTS CREDITED TO THIS
     DIVISION ARE INVESTED IN SHARES OF THE PANORAMA LIFESPAN DIVERSIFIED INCOME
     PORTFOLIO, OR ITS SUCCESSOR. THIS PORTFOLIO INVESTS IN FIXED INCOME
     SECURITIES.]
- --------------------------------------------------------------------------------

LIMITATIONS ON TRANSFERS
- ------------------------

TRANSFERS MAY ONLY BE IN WHOLE-NUMBER PERCENTAGES OR DOLLAR AMOUNTS.

THERE IS NO LIMIT ON THE NUMBER OF TRANSFERS ALLOWED, BUT WE RESERVE THE RIGHT
TO CHARGE A MAXIMUM FEE OF $10 PER TRANSFER IF THERE ARE MORE THAN SIX TRANSFERS
IN A CERTIFICATE YEAR. ONLY ONE TRANSFER MAY BE MADE FROM THE GUARANTEED
PRINCIPAL ACCOUNT IN ANY CERTIFICATE YEAR AND ANY TRANSFER FROM THE GUARANTEED
PRINCIPAL ACCOUNT CANNOT BE MORE THAN 25% OF THE FIXED ACCOUNT VALUE OF THIS
CERTIFICATE WITH RIDER (EXCLUDING CERTIFICATE WITH RIDER DEBT) ON THE DATE
THE TRANSFER IS MADE. THE REMAINING ACCOUNT VALUE IN THE GUARANTEED PRINCIPAL
ACCOUNT AFTER TRANSFER MUST BE AT LEAST THE SUM OF THE CERTIFICATE WITH RIDER
DEBT PLUS ONE PLUS THE NUMBER OF MONTHLY CALCULATION DATES REMAINING IN THE
MODAL TERM MULTIPLIED BY THE MOST RECENT MONTHLY CHARGE MADE FOR THE CERTIFICATE
WITH RIDER.

HOWEVER, IF IN EACH OF THE PREVIOUS THREE CERTIFICATE YEARS 25% OF THE FIXED
ACCOUNT VALUE HAS BERN TRANSFERRED AND THERE HAVE BEEN NO PREMIUM PAYMENTS OR
TRANSFERS TO THE GUARANTEED PRINCIPAL ACCOUNT (EXCEPT AS THE RESULT OF A
LOAN), 100% OF THE FIXED ACCOUNT VALUE OF THIS CERTIFICATE WITH RIDER (EXCLUDING
CERTIFICATE WITH RIDER DEBT AND ONE PLUS THE NUMBER OF MONTHLY CALCULATION DATES
REMAINING IN THE MODAL TERM MULTIPLIED BY THE MOST RECENT MONTHLY CHARGE MADE
FOR THE CERTIFICATE WITH RIDER) MAY BE TRANSFERRED TO THE SEPARATE ACCOUNT.

THE ACCOUNT VALUE IN THE GUARANTEED PRINCIPAL ACCOUNT EQUAL TO ANY CERTIFICATE
WITH RIDER DEBT PLUS AN AMOUNT EQUAL TO THE NUMBER OF MONTHLY CALCULATION DATES
REMAINING IN THE MODAL TERM UP TO AND INCLUDING THE CURRENT MONTHLY CALCULATION
DATE MULTIPLIED BY THE MOST RECENT MONTHLY CHARGE MADE FOR THE CERTIFICATE WITH
RIDER CANNOT BE TRANSFERRED TO THE SEPARATE ACCOUNT. ALL TRANSFERS MADE ON ONE
VALUATION DATE ARE CONSIDERED ONE TRANSFER.

ALL VALUES MAY BE TRANSFERRED TO THE GUARANTEED PRINCIPAL ACCOUNT AT ANY TIME,
REGARDLESS OF THE NUMBER OF TRANSFERS PREVIOUSLY MADE.

THESE LIMITATIONS DO NOT APPLY TO TRANSFERS RESULTING FROM A CERTIFICATE WITH
RIDER LOAN.

AT ANY ONE TIME, THE CERTIFICATE WITH RIDER ACCOUNT VALUE MAY BE ALLOCATED TO NO
MORE THAN EIGHT DIVISIONS OF THE SEPARATE ACCOUNT AND THE GUARANTEED PRINCIPAL
ACCOUNT. TO TRANSFER ACCOUNT VALUE TO A NINTH DIVISION OF THE SEPARATE ACCOUNT,
A TRANSFER OF 100% OF THE ACCOUNT VALUE FROM ONE OR MORE OF THE EIGHT
DIVISION(S) TO WHICH ALLOCATIONS ARE CURRENTLY MADE WILL BE REQUIRED.
- --------------------------------------------------------------------------------

OTHER INFORMATION
- -----------------

     AN ADMINISTRATIVE CHARGE IS DEDUCTED FROM THE ACCOUNT VALUE ON EACH MONTHLY
     CALCULATION DATE. IT WILL NOT BE MORE THAN $9.00 PER MONTH.

     THIS IS A UNISMOKER'S CERTIFICATE WITH RIDER

     THIS CERTIFICATE WITH RIDER HAS BEEN ISSUED ON A UNISEX RATE BASIS.

     THIS CERTIFICATE WITH RIDER WAS ISSUED ON A GUARANTEED-ISSUE UNDERWRITING
     BASIS.

     OWNER AND BENEFICIARY - SEE APPLICATION ATTACHED TO THIS CERTIFICATE WITH
     RIDER.

     TYPE OF LOAN INTEREST RATE - [ADJUSTABLE]
- --------------------------------------------------------------------------------

BASIS OF COMPUTATION - FOR MAXIMUM MONTHLY MORTALITY CHARGES AND MINIMUM ANNUAL
- --------------------
INTEREST RATE FOR THE GUARANTEED PRINCIPAL ACCOUNT.

MORTALITY TABLE -- 125% TIMES THE COMMISSIONER'S 1980 STANDARD ORDINARY AGE LAST
                   ULTIMATE MORTALITY TABLE - B

MINIMUM ANNUAL INTEREST RATE ON THE FIXED ACCOUNT VALUE -- 3% PER YEAR

NET INVESTMENT FACTOR ASSET CHARGE -- NOT MORE THAN .000027262 FOR EACH DAY OF A
VALUATION PERIOD. SEE PART 7.

                  TABLE OF MAXIMUM MONTHLY MORTALITY CHARGES

THESE MAXIMUM MONTHLY MORTALITY CHARGES ARE FOR EACH $1,000 OF INSURANCE
WHICH REQUIRES A CHARGE.

    POLICY         MAXIMUM MONTHLY           POLICY           MAXIMUM MONTHLY
YEAR BEGINNING     MORTALITY CHARGE      YEAR BEGINNING       MORTALITY CHARGE
- --------------     ----------------      --------------       ---------------
DEC O1 1997             0.21697            DEC 01 2032             3.98026
DEC O1 1998             0.23160            DEC 01 2033             4.37835
DEC 01 1999             0.24832            DEC 01 2034             4.84059
DEC 01 2000             0.26818            DEC 01 2035             5.36924
DEC 01 2001             0.29118            DEC 01 2036             5.95665

DEC 01 2002             0.31627            DEC 01 2037             6.59279
DEC 01 2003             0.34347            DEC 01 2038             7.26738
DEC O1 2004             0.37278            DEC 01 2039             7.97215
DEC O1 2005             0.40314            DEC 01 2040             8.71718
DEC 01 2006             0.43665            DEC 01 2041             9.52716

DEC 01 2007             0.47228            DEC 01 2042             10.43385
DEC 01 2008             0.51002            DEC 01 2043             11.46954
DEC 01 2009             0.54988            DEC 01 2044             12.66261
DEC 01 2010             0.59290            DEC 01 2045             14.01142
DEC 01 2011             0.64016            DEC 01 1046             15.49838

DEC 01 2012             0.69374            DEC O1 2047             17.10115
DEC 01 2013             0.75368            DEC 01 2048             18.80509
DEC 01 2014             0.82103            DEC 01 2049             20.61342
DEC 01 2015             0.89793            DEC 01 2050             22.52977
DEC 01 2016             0.98228            DEC 01 2051             24.57963

DEC 01 2017             1.07202            DEC 01 2052             26.80461
DEC 01 2018             1.16714            DEC 01 2053             29.28335
DEC 01 2019             1.26662            DEC 01 2054             32.14024
DEC 01 2020             1.37152            DEC 01 2055             35.68663
DEC O1 2021             1.48719            DEC 01 2056             40.66141

DEC O1 2O22             1.61687
DEC O1 2023             1.76274
DEC O1 2024             1.93132
DEC 01 2025             2.12275
DEC 01 2026             2.33398

DEC O1 2027             2.56195
DEC 01 2028             2.80463
DEC 01 2029             3.06000
DEC 01 2030             3.33363
DEC 01 2031             3.63661

CERTIFICATE WITH RIDER NO. 0 000 000   -2-

                   TABLE OF MINIMUM FACE AMOUNT PERCENTAGES

THE MINIMUM FACE AMOUNT ON ANY DATE IS A PERCENTAGE OF THE ACCOUNT VALUE
ON THAT DATE. THE PERCENTAGES WHICH APPLY ARE SHOWN BELOW.

POLICY YEAR      MINIMUM FACE        POLICY YEAR         MINIMUM FACE
 BEGINNING     AMOUNT PERCENTAGE      BEGINNING        AMOUNT PERCENTAGE
- -----------    -----------------     -----------       -----------------

DEC 01 1997         411%             DEC 01 2032            154%
DEC 0l 1998         397              DEC 01 2033            151
DEC 01 1999         384              DEC 0l 2034            148
DEC 01 2000         372              DEC 01 2035            145
DEC 0l 2001         360              DEC 01 2036            142

DEC 01 2002         349              DEC 01 2037            140
DEC 01 2003         338              DEC 01 2038            137
DEC 01 2004         327              DEC 01 2039            135
DEC 01 2005         317              DEC 0l 2040            133
DEC 0l 2006         307              DEC 01 2041            131

DEC 01 2007         298              DEC 01 2042            129
DEC 01 2008         289              DEC 01 2043            127
DEC 0l 2009         280              DEC 01 2044            125
DEC 01 2010         272              DEC 01 2045            124
DEC 01 2011         264              DEC 01 2046            122

DEC 01 2012         256              DEC 01 2047            121
DEC 0l 2013         249              DEC 01 2048            119
DEC 0l 2014         242              DEC 01 2049            118
DEC 01 2015         235              DEC 0l 2050            116
DEC 01 2016         228              DEC 01 2051            115

DEC 01 2017         222              DEC 01 2052            113
DEC 01 2018         216              DEC 0l 2053            112
DEC 01 2019         210              DEC 01 2054            110
DEC 01 2020         205              DEC 01 2055            107
DEC 01 2021         199              DEC 01 2056            104

DEC 01 2022         194
DEC 01 2023         189
DEC 01 2024         185
DEC 0l 2025         180
DEC 01 2026         176

DEC 0l 2027         172
DEC 01 2028         168
DEC 01 2029         164
DEC 01 2030         161
DEC 01 2031         157

CERTIFICATE WITH RIDER NO. 0 000 000 -3-

PART 1. THE BASICS OF THIS CERTIFICATE WITH RIDER

In this Part we discuss some insurance concepts that are necessary to understand this certificate with rider.

THE PARTIES INVOLVED-INSURER, POLICY WITH RIDERHOLDER, EMPLOYER, OWNER, INSURED,
BENEFICIARY, IRREVOCABLE BENEFICIARY

THE INSURER is the Massachusetts Mutual Life Insurance Company. In this policy, the words "we," "us," and "our" refer to the Massachusetts Mutual Life Insurance
Company.

The POLICY WITH RIDERHOLDER IS [the Consortium Trust].

EMPLOYER is an employer, association, sponsoring organization or trust who has become a participant in the Trust by:

     .    Executing a Participation Agreement; and
     .    Meeting the conditions for participation that are specified in that
          Agreement. This includes applying for insurance under this policy for certain of the employer's employees who meet eligibility requirements established by the Employer.

An OWNER is the person who owns a Group Life Insurance Certificate With Rider, as shown on our records.

An INSURED is the person on whose life this certificate with rider is issued.

A BENEFICIARY is any person named on our records to receive insurance proceeds after the Insured dies. There may be different classes of Beneficiaries,such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.

EXAMPLE: Debbie is named as primary (first) Beneficiary. Anne and Scott are named as Beneficiaries in the secondary class. If Debbie is alive when the Insured dies, she receives the death benefit. But if Debbie is dead and Anne and Scott are alive when  the Insured dies, Anne and Scott receive the death benefit.

Any Beneficiary may be named AN IRREVOCABLE BENEFICIARY. An Irrevocable
Beneficiary is one whose consent is needed to change that Beneficiary. Also, this Beneficiary must consent to the exercise of certain other rights.

DATES - CERTIFICATE DATE, CERTIFICATE ANNIVERSARY DATE, CERTIFICATE YEAR, RIDER
ADD-ON DATE, ISSUE DATE, PAID-UP CERTIFICATE DATE, MONTHLY CALCULATION DATE,
VALUATION DATE, VALUATION PERIOD, VALUATION TIME

THE CERTIFICATE DATE is shown on the Schedule Page of this certificate with rider. It is the starting point for determining CERTIFICATE ANNIVERSARY DATES and CERTIFICATE YEARS. The first Certificate Anniversary Date is one year after the Certificate Date. The period from the Certificate Date to the first
Certificate Anniversary Date, or from one Certificate Anniversary Date to the next, is called a Certificate Year. The RIDER ADD-ON DATE is also shown on the
Schedule page. It is the date that the variable rider was added to this certificate.

EXAMPLE:  The Certificate Date is June 10, 19X1. The first Certificate
          Anniversary Date is June 10, 19X2. The period from June 10, 19X1 through June 9, 19X2 is a Certificate Year.

The ISSUE DATE is also shown on the Schedule Page. The Issue Date is used to determine the start of the suicide and contestability periods. We discuss contestability below. See Part 5 for a discussion of the suicide exclusion.

THE PAID AND UP CERTIFICATE DATE is also shown on the Schedule Page. It is the
Certificate Anniversary Date after the Insured's 95th birthday. On this Date and at all times thereafter,

                                      -4-

                                      -5-

the Selected Face Amount will equal the account value and the Death Benefit
Option will be Death Benefit Option A. Monthly charges will continue to be deducted from the account value of the certificate with rider but mortality charges will equal $0. Premium payments will no longer be accepted. The payment of planned periodic premiums does not guarantee that the certificate with rider will continue in force to the Paid-up Certificate Date.

The Monthly Calculation Date is the monthly date on which the monthly charges for the certificate with rider are due. The first Monthly Calculation Date is the Certificate Date. Subsequent Monthly Calculation Dates are the same day of each month thereafter.

A Valuation Date is any date on which the New York Stock Exchange (or its successor) is open far trading. A Valuation Period is the period of time from the end of one Valuation Date to the end of the next Valuation Date. A Valuation
Time is the time the New York Stock Exchange (or its successor) closes on a
Valuation Date. All actions which are to be performed an a Valuation Date will be performed as of the Valuation Time.

ENTIRE CONTRACT

The Group Flexible Premium Adjustable Life Insurance Policy To Age 95 With
Variable Rider under which this certificate with rider is issued is a legal contract between the policy with riderholder and us. The policy with riderholder is the Trustee named on the Schedule Page.

The term "application" as it applies to this certificate with rider shall mean any enrollment form(s) or application(s) for this certificate with rider.

The entire contract consists of:

     .    The Group Flexible Premium Adjustable Life Insurance Policy To Age 95
          With Variable Rider and the application for it;
     .    The applications for this certificate with rider; and
     .    Any attached rider(s).

In any application, rider, or other form attached to this certificate with rider:

     .    The word "policy with rider" as it applies to this certificate with rider shall mean "certificate with rider";
     .    The words "Policy Date" as they apply to this certificate with rider shall mean "Certificate Date"; and
     .    The words "Policy Anniversary Date" as they apply to this certificate with rider shall mean "Certificate Anniversary Date."

We have issued the Group Flexible Premium Adjustable Life Insurance Policy To
Age 95 With Variable Rider in return for the application for it. We have issued this certificate with rider in return for the application for it and the payment of premiums for the certificate with rider. Any change or waiver of the terms of the Group Flexible Premium Adjustable Life Insurance Policy To Age 95 With
Variable Rider or any certificate with rider must be in writing and signed by our Secretary or an Assistant Secretary to be effective.

CONTINUATION OF INSURANCE

If the Group Flexible Premium Adjustable Life Insurance Policy To Age 95 With
Variable Rider, under which this certificate with rider is issued, terminates or if the Insured becomes disassociated from the Employer, any insurance then, in effect will remain in force, provided it is not fully surrendered by the Owner.
All insurance that is continued will be automatically changed from deduction of wages to a direct billing status. Certificate with rider premiums will then be payable directly to us.

REPRESENTATIONS AND CONTESTABILITY

We rely on all statements made by or for the Insured in the application(s) for this certificate with rider. Those statements are considered to be representations and not warranties. We reserve the right to bring legal action to contest the validity of the insurance described in this certificate with rider, or any increase in the Selected Face Amount applied for after the Issue
Date, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been made in the application, or in a supplemental application to increase the Selected Face Amount, and a copy of the application must have been attached to this certificate with rider when issued, or made a part of the certificate with rider when the increase in the Selected Face Amount became effective.

Except for any increase in the Selected Face Amount applied for after the Issue
Date, we can not contest the validity of the insurance described in this certificate with rider after the certificate has been in force during the lifetime of the Insured for a period of two years from its Issue Date. We can not contest the validity of any increase in the Selected Face Amount applied for after the Issue Date once the certificate has been in effect during the lifetime of the Insured for a period of two years.

MISSTATEMENT OF AGE

If the Insured's date of birth as given in the application is not correct, an adjustment will be made. If the adjustment is made when the Insured dies, the death benefit will reflect the amount provided by the most recent mortality charge according to the correct age. If the adjustment is made before the
Insured dies, then future monthly deductions will be based on the correct age.

MEANING OF IN FORCE

"In force" means that the insurance provided by the certificate with rider has not terminated. The certificate will be in force from its Issue Date or, if later, the date the first premium for the certificate is paid.

This certificate with rider will continue in force to the Insured's death if:

     .    The account value less any certificate with rider debt is sufficient to cover the monthly charges due on each Monthly Calculation Date; and
     .    Certificate with rider debt does not exceed the account value; and
     .    The certificate with rider is not fully surrendered.

The factors which can affect the certificate with rider's account value include:

     .    The amount and timing of premium payments.
     .    Any withdrawals or transfers of values.
     .    Any changes in any riders.
     .    Any changes in the Selected Face Amount.
     .    Any outstanding certificate with rider debt.
     .    Any changes in the Death Benefit Option.
     .    The monthly charges deducted from the account valve.
     .    The interest earned on the fixed account value.
     .    The net investment experience of the Separate Account for this certificate with rider.

Each of these factors is discussed in detail elsewhere in this certificate with rider.

HOME OFFICE

Our Home Office is in Springfield, Massachusetts. The address is Massachusetts
Mutual Life Insurance Company, Springfield, Massachusetts 01111.

                                      -6-

                                      -7-

PART 2. PREMIUM PAYMENTS

Premiums are the payments that may be paid to us to purchase life insurance and to increase the account value of this certificate with rider.

MINIMUM INITIAL PREMIUM, MODAL TERM, MODAL TERM PREMIUM

The MINIMUM INITIAL PREMIUM for this certificate with rider is shown on the
Schedule Page for this certificate with rider.

The MODAL TERM selected by the Employer in the Participation Agreement forms the basis for the billing cycle for this certificate.  The Employer may select a monthly, quarterly, semi-annual or annual Modal Term.  The Employer may change the selected Modal Term at any time by written request to Us.  If you become disassociated with the Employer, we will send the billing statements directly to you for this certificate with rider.  When you become disassociated with the
Employer, the Owner will be vested in all policy rights previously held by the
Employer, including the right to change the Modal Term.

The MODAL TERM PREMIUM is an estimate of the premium that will be sufficient to pay the monthly charges for the Modal Term.  The Modal Term Premium equals the sum of the monthly charges during the Modal Term divided by 1 less the total percentage we deduct from a premium to equal a Net Premium discounted at a rate not lower than the minimum annual interest rate. In calculating the Mortality
Charge, it is assumed that the amount of insurance that requires a charge is equal to the Selected Face Amount divided by 1 plus the monthly equivalent of the minimum annual interest rate.

PREMIUM FLEXIBILITY AND PREMIUM NOTICES

After the minimum initial premium for this certificate with rider has been paid, there is no requirement that any amount of premium be paid on any date.  Subject to the RIGHT TO REFUND PREMIUMS provision in this Part, while this certificate with rider is in force any amount of premium may be paid at any time before the death of the Insured.

We will also send notice of any premium needed to prevent termination of this certificate with rider.  Premium notices will be sent only while this certificate with rider is in force.

Payment of premiums does not guarantee that this certificate with rider will continue in force.

WHERE TO PAY PREMIUMS

All premiums are payable to us at our Home Office or at the place shown for payment on the premium notice.  Upon request, a receipt signed by our Secretary or an Assistant Secretary will be given for any premium payment.

RIGHT TO REFUND PREMIUMS

We have the right to promptly refund any amount of premium paid for this certificate with rider if application of that premium to the certificate with rider's account value would increase the amount of insurance that requires a charge.  See the MONTHLY CHARGES provision in Part 3 for a discussion of the amount of insurance that requires a charge.

PART 3. ACCOUNTS, VALUES, AND CHARGES

This certificate with rider provides that certain values (referred to as the
"variable account values") are based on the investment performance of the
Separate Account and are not guaranteed as to dollar amount.  This certificate with rider also provides that other values (referred to as the "fixed account values") are based on the interest credited to the Guaranteed

Principal Account. The account value of this certificate with rider is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and charges connected with them.

NET PREMIUM

A net premium is a premium we receive for this certificate with rider less the charges we deduct at that time. Net premium, expressed as a percentage of a premium we receive, is shown on the Schedule Page.

ALLOCATION OF NET PREMIUMS

The allocation of each net premium we receive will be in whole percentages and will be subject to any net premium allocation limitations stated on the
Schedule Page.

Each net premium we receive before the Right To Return period expires will be allocated to the Guaranteed Principal Account. The Right To Return period is explained on the front cover of this certificate with rider.

Upon the expiration of the Right To Return period, we will allocate this certificate with rider's value among the Guaranteed Principal Account and the divisions of the Separate Account. This allocation will be in accordance with the net premium allocation in effect and subject to the allocation limitations stated on the Schedule Page.

Each net premium we receive after the Right To Return period expires will be allocated among the Guaranteed Principal Account and the divisions of the
Separate Account. This allocation will be in accordance with the net premium allocation in effect and subject to the allocation limitations stated on the
Schedule Page.

The net premium allocation specified in the application will remain in effect until changed by any later written election satisfactory to us and received at our Home Office. Any change in the allocation specified in the application will be subject to the allocation limitations stated on the Schedule Page.

THE SEPARATE ACCOUNT

The Separate Account shown on the Schedule Page is a separate investment account.

The Separate Account has several divisions. Each division invests in shares of an investment fund. The divisions and the investment funds available to the
Owner are shown on the Schedule Page.

The values of the assets in the divisions are variable and are not guaranteed.
They depend on the investment results of the Separate Account shown on the
Schedule Page.

We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. A portion of the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer assets that exceed the reserves and other liabilities of the Separate
Account to our general account. Income, gains, and losses, whether or not realized, from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, gains, or losses.

CHANGES IN THE SEPARATE ACCOUNT

We have the right to establish additional divisions of the Separate Account, and to establish other investment options, from time to time. Amounts credited to any additional divisions established would be invested in shares of other
Funds. For any division, we have the right to substitute new Funds or merge existing Funds. We also have the right to eliminate any existing division of the
Separate Account or any other investment option.

                                      -8-

                                      -9-

Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account subject to the approval of the insurance supervisory official of the state of domicile of Massachusetts Mutual Life Insurance Company. If required, the process for obtaining approval of a material change from the applicable regulatory authority will be filed with the insurance supervisory official of the state where this policy with rider is delivered. Further, if required, we will notify the Owner if the applicable regulatory authority approves any material change.

We reserve the right to operate the Separate Account as a managed investment company under the Investment Company Act of 1940 or in any other form permitted by law.

ACCUMULATION UNITS.

Accumulation units are used to measure the variable account value of this certificate with rider. The value of a unit is determined as of the Valuation
Time on each Valuation Date for valuation of the Separate Account. The value of any unit can vary from Valuation Date to Valuation Date. That value reflects the investment performance of the division of the Separate Account applicable to that unit.

PURCHASE AND SALE OF ACCUMULATION UNITS

Accumulation units will be purchased or sold at the unit value as of the
Valuation Time on the Valuation Date of purchase or sale. Accumulation unit value is discussed is Part 7.

EXAMPLE: The amount applied is $550. The date of purchase is June 10, 19X4.
         The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If, instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).

If we receive a premium or a written request that causes us to purchase or sell accumulation units, and we receive that premium or request before the Valuation
Time on a Valuation Date, accumulation units will be purchased or sold as of that Valuation Date. Otherwise, accumulation units will be purchased or sold as of the next following Valuation Date.

At the Owner's request, we will purchase or sell accumulation units as of a later Valuation Date.

ACCOUNT VALUE OF CERTIFICATE WITH RIDER

The account value of this certificate with rider on any date is the variable account value of the certificate with rider plus the fixed account value of the certificate with rider, both determined as of that date.

VARIABLE ACCOUNT VALUE OF CERTIFICATE WITH RIDER

The variable account value of this certificate with rider reflects:

     .    The net premiums allocated to the Separate Account for this certificate with rider;
     .    Any amounts transferred into the Separate Account for this certificate with rider from the Guaranteed Principal Account;
     .    Any amounts transferred and withdrawn from the Separate Account for this certificate with rider;
     .    Any monthly charges deducted from the Separate Account for, this certificate with rider; and
     .    The net investment experience of the Separate Account for this certificate with rider.

Net premiums, transfers, withdrawals, and monthly deductions are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums and monthly deductions are discussed in this
Part 3. Transfers and withdrawals are discussed in Part 4.

The value of this certificate with rider's accumulation units in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division. How accumulation unit values are determined is discussed in Part
7.

The variable account value of this certificate with rider on any date is the total of the values on that date of this certificate with rider's accumulation units in each division of the Separate Account.

FIXED ACCOUNT VALUE OF CERTIFICATE WITH RIDER

The fixed account value of this certificate with rider is the accumulation at interest of:

     .    The net premiums allocated to the Guaranteed Principal Account for this certificate with rider; plus
     .    Any amounts transferred into the Guaranteed Principal Account for this certificate with rider from the Separate Account; less
     .    Any amounts transferred and withdrawn from the Guaranteed Principal
          Account for this certificate with rider; and less
     .    Any monthly charges deducted from the Guaranteed Principal Account for this certificate with rider.

THE GUARANTEED PRINCIPAL ACCOUNT

The Guaranteed Principal Account, also referred to as the fixed account, is part of our general investment account. It has no connection with, and does not depend on, the investment performance of the Separate Account.

We have the right to establish additional guaranteed principal accounts from time to time.

INTEREST ON FIXED ACCOUNT VALUE

The fixed account value of this certificate with rider earns interest at a rate not less than the minimum annual interest rate for the Guaranteed Principal
Account shown in the Basis Of Computation section on the Schedule Page. Interest is earned daily.

For any fixed account value equal to any certificate with rider loan, the interest rate we use will be the daily equivalent of the loan interest rate less a declared charge which is guaranteed not to exceed 1.25% annually.

For any fixed account value in excess of an amount equal to any certificate with rider loan, the interest rate we use will be the daily equivalent of a rate declared by us.

MONTHLY CHARGES

Monthly charges will be deducted from the account value of this certificate with rider. These charges are due on each Monthly Calculation Date.

Monthly charges will be taken from the Guaranteed Principal Account until exhausted and then from the divisions of the Separate Account in proportion to the values of this certificate with rider in each of those divisions. For each
Monthly Calculation Date, deductions will be made, and values will be determined, on the Valuation Date which is on, or next follows, the latest of:

     .    The date we receive the initial premium for the Certificate;
     .    The Monthly Calculation Date; and
     .    The date we receive the amount of premium needed to prevent termination in accordance with the GRACE PERIOD AND TERMINATION provision in this Part.

Deductions from the Separate Account are made by selling accumulation units at their value on the Valuation Date determined above.

                                     -10-

                                     -11-

We assess monthly charges of three types:

1.   ADMINISTRATIVE CHARGE. The amount of this charge will be determined by us.
     In no case, however, will it be greater than the maximum charge shown in the Other Information section of the Schedule Page.

2.   MORTALITY CHARGE. The amount of this charge will be determined by us. The maximum monthly mortality charges for each $1,000 of insurance that requires a charge are shown in the Table Of Maximum Monthly Mortality
     Charges of this certificate with rider.

     We have the right to charge less than the maximum charges shown in the
     Table. Any change in these charges will apply to all individuals who are in the same class. The amount of insurance that requires a charge is determined as follows. This computation is made as of the date the charge is deducted. All amounts are computed as of that date.

     a.   We compute the account value after all additions and deductions other than the deduction of the mortality charge.

     b.   We determine the amount of benefit under the Death Benefit Option in effect (as discussed in the DEATH BENEFIT OPTIONS provision in Part
          5). The Minimum Face Amount used here is based on the account value computed in (a) above.

     c.   We divide the amount of benefit determined in (b) above by an amount equal to 1 plus the monthly equivalent (expressed as a decimal fraction) of the minimum annual interest rate for the Guaranteed
          Principal Account shown in the Basis Of Computation section on the
          Schedule Page of the certificate with rider.

     d.   We subtract the account value, as computed in (a) above, from the amount determined in (c) above. The result is the amount of insurance that requires a charge.

3.   RIDER CHARGE. The monthly charges for any rider are shown in a table of charges for that rider.

GRACE PERIOD AND TERMINATION

If the account value less any certificate with rider, debt is not enough to pay the monthly charges due on a Monthly Calculation Date, we allow a grace period for payment of the amount of premium needed to increase the account value so that the monthly deduction can be made. This grace period begins on the date the deduction is due. It ends 61 days after that date or, if later, 30 days after we have mailed a written notice to the Owner at the last known address shown on our records. This notice will state the amount required to increase the account value to cover the charges.

During the grace period, this certificate with rider will continue in force. The certificate with rider will terminate without value if we do not receive payment of the required amount by the end of the grace period.

PART 4. LIFE BENEFITS

Life insurance provides a death benefit if the Insured dies while the certificate with rider is in force. There are also rights and benefits that are available before the Insured dies. These "Life Benefits" are discussed in this
Part.

Certificate With Rider Ownership

RIGHTS OF OWNER

While the Insured is living, the Owner may exercise all rights given by this certificate with rider or allowed by us.  These rights include assigning the certificate with rider, changing Beneficiaries, changing Ownership, enjoying all certificate with rider benefits and exercising all certificate with rider options.

The consent of any Irrevocable Beneficiary is needed to exercise any certificate with rider right except the right to reinstate this certificate with rider after termination.

ASSIGNING THE CERTIFICATE WITH RIDER

A certificate with rider may be assigned with our consent.  But for any assignment to be binding on us, we must receive a signed copy of it at our Home
Office.  We will not be responsible for the validity of any assignment.

Once we receive a signed copy of and give our consent to an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment.  An assignment is subject to any certificate with rider debt.  See "Borrowing On This Certificate With Rider" in this Part for a discussion of certificate with rider debt.

CHANGING THE OWNER OR BENEFICIARY

The Owner or any Beneficiary may be changed during the A lifetime.  We do not limit the number of changes that may be made.  To make a change, a written request satisfactory to us must be received at our Home Office.  The change will take effect as of the date the request is signed, even if the
Insured dies before we receive it.  Each change will be subject to any payment we made or other action we took before receiving the request.

TRANSFERS OF VALUES

Transfers of a certificate with rider's values are subject to the limitations stated on the Schedule Page.  Subject to those limitations, transfers may be made upon written direction satisfactory to us received at our Home Office.
These transfers are:

     .  Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the units sold to purchase units in any other division.

     .  Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the units sold to the Guaranteed Principal Account.

     .  Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account to purchase accumulation units in one or more divisions of the Separate
        Account.

Transfers will be as of the Valuation Date specified in the PURCHASE AND SALE OF
ACCUMULATION UNITS provision in Part 3.  All transfers made on one Valuation
Date will be considered one transfer.

This Certificate With Rider's Share In Dividends

CERTIFICATE WITH RIDER IS PARTICIPATING

This certificate with rider is participating, which means it may share in any dividends we pay.

Each year we determine how much money can be paid as dividends.  This is called divisible surplus.  We then determine how much of this divisible surplus is to be allocated to this certificate with rider.  This determination is based on this

                                     -12-

                                     -13-

certificate with rider's contribution to divisible surplus. Since we do not expect this certificate with rider to contribute to divisible surplus, we do not expect that any of that surplus will be available for allocation to this certificate with rider. If any dividends are allocated to this certificate with rider, they will be payable on Certificate Anniversary Dates.

HOW DIVIDENDS MAY BE USED

Dividends may be used in a number of ways.  These are called dividend options.
A dividend option may be elected in the application.  It may be changed at a later time.  Although we do not expect that any dividends will be payable on this certificate with rider, there are four basic dividend options.

     CASH - Dividends will be paid in cash.

     DIVIDEND ACCUMULATIONS - Dividends will be added to the account value.
     Dividends will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account as directed for net premiums.

     PAID-UP ADDITIONS - Dividends will be used to buy additional level paid-up insurance.

     REDUCE MONTHLY DEDUCTIONS - Dividends will be used to reduce the monthly deductions we make from the account value to pay the monthly charges.

Dividends will be applied as paid-up additions if no option is elected.

DIVIDEND AFTER DEATH

If the Insured dies after the first Certificate Year, the death benefit will include a pro rata share of any dividend allocated to the certificate with rider for the Year death occurs.

Surrendering This Certificate With Rider And Making Withdrawals

RIGHT TO SURRENDER

This certificate with rider may be fully surrendered for its cash surrender value at any time while the Insured is living.  Surrender will be effective on the date we receive this certificate with rider and a written surrender request satisfactory to us at our Home Office.  A later effective date may be elected in the surrender request.

CASH SURRENDER VALUE

The cash surrender value of this certificate with rider is equal to the account value less any certificate with rider debt.

MAKING WITHDRAWALS

A withdrawal may also be referred to as a partial surrender.  While the Insured is living, withdrawals may be made from a certificate with rider as of any
Monthly Calculation Date after six months from the Certificate Date.  The request for a withdrawal must be written and satisfactory to us.  It must state the Account (or Accounts) from which the withdrawal will be made.  For any withdrawal from the Separate Account, the request must also state the division
(or divisions) from which the withdrawal will be made.

The amount of a withdrawal includes the withdrawal charge that applies.
Withdrawals from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal.  Withdrawals from a division (or divisions) of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal.
Each withdrawal will be subject to the following rules:

     .  The minimum amount of a withdrawal is $500;

     .  A withdrawal charge of up to 2% of the amount of the withdrawal, but not more than

        $25, will be deducted from the amount of the withdrawal; and

     .  An amount equal to certificate with rider debt plus one plus the number of monthly calculation dates remaining in the modal term multiplied by the most recent monthly charge made for the certificate with rider must remain in the guaranteed principal account; and

     .  The maximum total withdrawal amount cannot exceed the account value less certificate with rider debt less one plus the number of monthly calculation dates remaining in the modal term multiplied by the most recent monthly charge made for the certificate with rider.

Unless we receive evidence of insurability satisfactory to us, the Selected Face
Amount for the current Certificate Year will be reduced upon withdrawal as needed to prevent an increase in the amount of insurance that requires a charge.
A new schedule page will be sent to the owner to reflect these changes.

EXAMPLE:  You make a withdrawal without furnishing us satisfactory evidence of insurability. Just before the withdrawal, your certificate with rider has a Selected Face Amount of $50,000 and an account value of $20,000.
          The Minimum Face Amount Percentage for the current Certificate Year is
          200%. Under Death Benefit Option A, the amount of insurance that requires a charge is $50,000 minus $20,000, or $30,000. If you make a withdrawal of $5,000, the account value would be reduced to $15,000.
          The amount of insurance that requires a charge would otherwise be increased to $35,000 ($50,000 - $15,000). However, the Selected Face
          Amount will be reduced instead to $45,000 and the amount of insurance that requires a charge will remain $30,000. (For simplicity, in this example the minimum annual interest rate is assumed to be zero.)

HOW WE PAY

Any withdrawal made will be paid in one sum.  However, if the entire certificate with rider is fully surrendered, the cash surrender value may be paid in one sum, or it may be applied under any payment option elected.  See Part 6.

We may delay paying any full surrender or withdrawal value from the Guaranteed
Principal Account for up to six months from the date the request (and the certificate with rider, if needed) is received at our Home Office.

We may delay paying any full surrender or withdrawal value from the Separate
Account during any period that:

     .  The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closings, or trading is restricted; or

     .  The Securities and Exchange Commission (OR ITS SUCCESSOR) determines that a state of emergency exists; or

     .  The Securities and Exchange Commission (OR ITS SUCCESSOR) permits us to delay payment for the protection of our certificate with rider owners;
        or

     .  We are permitted by state law to delay such payment.

IF payment is delayed for 30 days or more, interest will be added.  The amount of interest will be the same as would be paid for the same period of time under option D of the payment options.  See part 6 for a description of option D.

                                     -14-

                                     -15-

Borrowing On This Certificate With Rider

RIGHT TO MAKE LOANS

Loans can be made on this certificate with rider at any time after six months from the certificate date while the insured is living.  However, the certificate with rider must be properly assigned to us before the loan is made.  No other collateral is needed.  We refer to all outstanding loans plus accrued interest as "certificate with rider debt."

EFFECT OF LOAN

A loan is attributed to each division of the Separate Account and to the
Guaranteed Principal Account in proportion to the values of the certificate with rider in each of those divisions and in the Guaranteed Principal Account
(excluding any outstanding certificate with rider debt plus an amount equal to one plus the number of Monthly Calculation Dates remaining in the Modal Term multiplied by the most recent monthly charge made for the certificate with rider) at the time of the loan.  The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal
Account.  Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal
Account on the date the loan is made.  Any interest added to the loan will be treated as a new loan under this provision.

The amount equal to any outstanding certificate with rider loans will be held in the Guaranteed Principal Account, and will earn interest as described in the
INTEREST ON FIXED ACCOUNT VALUE provision.

MAXIMUM LOAN AVAILABLE

For this certificate with rider, the maximum amount that can be borrowed on any date is equal to:

     .    90% of this certificate with rider's account value on that date; less

     .    Any outstanding certificate with rider debt; less

     .    Interest on the loan being made and on any outstanding certificate debt to the next certificate anniversary date; less

     .    An amount equal to one plus the number of monthly calculation dates remaining in the modal term multiplied by the most recent monthly charge made for the certificate with rider.

INTEREST

Interest is not due in advance. This interest accrues (builds up) each day and becomes part of the certificate with rider debt as it accrues.

Interest is due on each Certificate With rider Anniversary Date.  If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan.

EXAMPLE:  You have a loan of $1,000. The interest due on the Certificate
          Anniversary Date is $60. If it is not paid on that date, we will add it to the existing loan. The loan will then be $1,060 and interest will be charged on this amount from then on.

The type of interest rate on any loan is elected by the Employer and is shown on the Schedule Page of this certificate with rider.

CERTIFICATE WITH RIDER DEBT
LIMIT

Certificate with rider debt (including accrued interest) may not equal or exceed the certificate with rider's account value.  If this limit is reached, we can terminate this certificate with rider.  To terminate for this reason we must mail written notice to the Owner and any assignee shown on our records at their last known addresses.  This notice will state an amount that will bring the certificate with rider debt back within the limit.  If we do not receive payment within

30 days after the date we mailed the notice, this certificate with rider will terminate without value at the end of those 30 days.

REPAYMENT OF CERTIFICATE WITH RIDER DEBT

All or part of any certificate with rider debt may be repaid at any time while this certificate with rider is in force and the Insured is living.

Any repayment of certificate with rider debt will result in the transfer of certificate with rider values equal to the repayment out of the Guaranteed
Principal Account and the application of those values to  each division of the
Separate Account and to the Guaranteed Principal Account in proportion to the values of this certificate with rider in each of those divisions and in the
Guaranteed Principal Account (excluding any outstanding certificate with rider loans) at the time of the repayment.

OTHER BORROWING RULES

We may delay the granting of any loan amount attributable to the Guaranteed
Principal Account for up to six months.

We may delay the granting of any loan amount attributable to the Separate
Account during any period that:

     .    The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closings, or trading is restricted; or

     .    The Securities and Exchange Commission (OR ITS SUCCESSOR) determines that a state of emergency exists; or

     .    The Securities and Exchange Commission (OR ITS SUCCESSOR) permits us to delay payment for the protection of our certificate with rider owners; or

     .    We are permitted by state law to delay such payment.

Reinstating This Certificate With Rider

WHEN REINSTATEMENT CAN BE MADE

After this certificate with rider has terminated, it may be reinstated - that is, put back in force.  However, the certificate with rider cannot be reinstated
if it has been fully surrendered for its cash surrender value.  Reinstatement must be made within 5 years after the date of termination and during the
Insured's lifetime.

REQUIREMENTS TO REINSTATE

Evidence of insurability satisfactory to us is required to reinstate.  A premium is also required as a cost to reinstate.  That premium must be no less than the amount necessary to produce a certificate with rider account value equal to three times the monthly charges due on the Monthly Calculation Date which is on, or next follows, the date of reinstatement.

Changes In The Selected Face Amount

INCREASES IN THE SELECTED FACE AMOUNT

While this certificate with rider is in force, the Selected Face Amount may be increased upon written application. Evidence of insurability, satisfactory to us, may be required for each increase. Any increase must be for at least $5,000, unless we establish a lower minimum. A lower minimum may be established by the
Employer and us in the Participation Agreement.

Any increase in the Selected Face Amount will be effective on the Monthly
Calculation Date which is on, or next follows, the later of:

     .    The date 15 days after a written request for such change has been received and approved by us; or

     .    The requested effective date of the change.

                                     -16-

                                     -17-

Mortality charges for each increase are determined and deducted from the certificate with rider's account value in accordance with the Monthly Charges provision.  These charges will be deducted from the certificate with rider's account value beginning on the effective date of the increase.

LIMITATIONS ON INCREASES

No increase in the Selected Face Amount can become effective after the
Certificate Anniversary Date after the Insured's 75th birthday.

EVIDENCE OF INCREASES

If the Selected Face Amount is increased we will send an amended Schedule Page reflecting that increase.  However, we have the right to require that this certificate with rider be sent to us so that the increase can be made.

DECREASES IN THE SELECTED FACE AMOUNT

While this certificate with rider is in force, the Selected Face Amount may be decreased upon written application satisfactory to us.  The resulting Selected
Face Amount after decrease must be at least $50,000.

Any requested decrease in the Selected Face Amount will be effective on the
Monthly Calculation Date which is on, or next follows, the later of:

     .    The date 15 days after a written request for such change has been received and approved by us; or

     .    The requested effective date of the change.

A requested decrease in the Selected Face Amount is allowed only once per
Certificate Year.

Right to Amend

AMENDING THIS CERTIFICATE WITH RIDER

This certificate with rider may be amended from time to time as may be required to meet the definition of "life insurance" under the Internal Revenue Code.

In particular, if the Minimum Face Amount of the certificate with rider is less than that required for the certificate with rider to be considered "life insurance," the Minimum Face Amount may be increased.  The amount of the increase cannot be more than that needed to qualify the certificate with rider as "life insurance."

Evidence of insurability is not needed to amend this certificate with rider in accordance with this provision.  However, a written request to amend will be required.  A cost to amend may also be required.  No amendment will become effective until the written request satisfactory to us is received at our Home
Office and any required cost has been paid.

Reports To Owner

ANNUAL REPORT

Each year, within 30 days after the Certificate Anniversary Date, we will mail a report to the Owner.  There will be no charge for this report.  This report will show the account value at the beginning of the previous Certificate Year and all premiums paid since that time.  It will also show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, cash surrender value, and certificate with rider debt as of the last Certificate Anniversary Date.

This report will also include any additional information required by applicable law or regulation.

ILLUSTRATIVE REPORT

In addition to the annual report, we will, upon request after the first
Certificate Year, send an illustrative report of projected values to the Owner.
We will not charge a fee for providing an illustrative report on an annual basis. However, if the Owner requests illustrative reports more frequently, we may charge a reasonable fee, but only for those additional reports.

Part 5.  The Death Benefit

The death benefit is the amount of money we will pay when we receive due proof at our Home Office that the Insured died while the certificate with rider was in force.  We discuss the death benefit in this Part.

AMOUNT OF DEATH BENEFIT

If the Insured dies while this certificate with rider is in force, the death benefit will be the amount of benefit provided by the Death Benefit Option in effect on the date of death, with these adjustments:

     .    We add the part of any monthly charge that applies to a period beyond the date of death; and

     .    We deduct:

          .    Any certificate with rider debt outstanding on the date of death; and

          .    Any unpaid monthly charges to the date of death.

DEATH BENEFIT OPTIONS

Two Death Benefit Options, described below, are available under this certificate with rider.  The Death Benefit Option and the Selected Face Amount are shown on the Schedule Page of the certificate with rider.  The Minimum Face Amount is discussed in the next provision.

DEATH BENEFIT OPTION A - Under this Option, the amount of benefit is the greater of:

     .    The Selected Face Amount in effect on the date of death; and

     .    The Minimum Face Amount in effect on the date of death.

DEATH BENEFIT OPTION B - Under this Option, the amount of benefit is the greater of:

     .    The Selected Face Amount in effect on the date of death plus the certificate with rider's account value on the date of death; and

     .    The Minimum Face Amount in effect on the date of death.

MINIMUM FACE AMOUNT

In order to qualify as life insurance under the federal tax laws in effect on the Issue Date of a certificate with rider, the certificate with rider has a
Minimum Face Amount.  The Minimum Face Amount on any date is a percentage of the certificate with rider's account value on that date.  The percentage for each
Certificate Year is shown in the Table Of Minimum Face Amount Percentages in this certificate with rider.

EXAMPLE:  The Minimum Face Amount is determined on June 10, 19X1. The account value on that date is $50,000. The last Certificate Anniversary Date was May 2, 19X1. If the applicable Minimum Face Amount Percentage for the Certificate Year beginning May 2, 19X1 is 280%, then the Minimum
          Face Amount is 280% of $50,000, or $140,000.

CHANGES IN THE DEATH BENEFIT OPTION

While this certificate with rider is in force, the Death Benefit Option may be changed by the Owner's written request.  Any change from Death Benefit Option A to Death Benefit Option B will require evidence of insurability satisfactory to
us.

                                     -18-

                                     -19-

Any change in the Death Benefit Option will take effect on the Certificate
Anniversary Date on, or next following, the later of:

     .    The date 15 days after a written request for such change has been received and approved by us; or

     .    The requested effective date of the change.

WHEN WE PAY

The death benefit will be paid within seven days after the date we receive due proof of the Insured's death, and any other requirements necessary for us to make payment, at our Home Office.  However, we may delay payment of the death benefit during any period that:

     .    The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closings, or trading is restricted; or

     .    The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or

     .    The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our certificate with rider owners; or

     .    We are permitted by state law to delay such payment.

INTEREST ON DEATH BENEFIT

If the death benefit is paid in one sum, we will add interest from the date of death to the date of payment.  The amount of interest will be the same as would be paid under Option D of the payment options for that period of time but not less than that required by law.  See Part 6 for a description of Option D.

If the death benefit is applied under a payment option, interest will be paid from the date of death to the effective date of that option.  It will be paid in one sum to the Beneficiary living on that effective date.  The amount of interest will be the same as would be paid under Option D for that period of time BUT NOT LESS THAN THAT REQUIRED BY LAW.

SUICIDE EXCLUSION

Except for any increases in the Selected Face Amount applied for after the Issue
Date of the certificate, we will pay a limited death benefit if the insured commits suicide, while sane or insane, within two years from the issue date and while this certificate with rider is in force.  The limited death benefit will be the amount of premiums paid for this certificate with rider, less any certificate with rider debt and amounts withdrawn.

For any increases in the Selected Face Amount applied for after the Issue Date of the certificate, we will pay a limited death benefit if the insured commits suicide, while sane or insane, within two years from the effective date of the increase and while it is in force. The limited death benefit will be the monthly deductions made for that increase. however, if the limited death benefit as described in the preceding paragraph is payable, there will be no death benefit for the increase.

Any limited death benefit will be paid in one sum to the Beneficiary.

Part 6.  Payment Options

These are Optional Methods Of Settlement.  They provide alternate ways in which payment can be made.

AVAILABILITY OF OPTIONS

All or part of the death benefit or cash surrender value may be applied under any payment option.  If this certificate with rider is assigned, any amount due to the assignee will be paid in one sum.  The balance, if any, may be applied under any payment option.

MINIMUM AMOUNTS

If the amount to be applied under any option for any one person is less than
$2,000, we may pay that amount in one sum instead.  If the payments under any option come to less than $20 each, we have the right to make payments at less frequent intervals.

DESCRIPTION OF OPTIONS

Our payment options are described below.  Any other payment option agreed to by us may be elected.  The payment options are described in terms of monthly payments.  Annual, semiannual, or quarterly payments may be requested instead.
The amount of these payments will be determined in a way which is consistent with monthly payments and will be quoted on request.

OPTION A

FIXED AMOUNT PAYMENT OPTION.  Each monthly payment will be for an agreed fixed amount.  The amount of each payment may not be less than $10 for each $1,000 applied.  Interest will be credited each month on the unpaid balance and added to it.  This interest will be at a rate determined by us, but not less than the equivalent of 3% per year.  Payments continue until the amount we hold runs out.
The last payment will be for the balance only.

                                     -20-

                                     -21-

OPTION B

FIXED TIME PAYMENT OPTION.  Equal monthly payments will be made for any period selected, up to 30 years.  The amount of each payment depends on the total amount applied, the period selected and the monthly payment rates we are using when the first payment is due.  The rate of any payment will not be less than shown in the Option B Table.

- -------------------------------------------------------------------------------
                                Option B Table
             Minimum Monthly Payment Rates For Each $1,000 Applied

                               Monthly                           Monthly
             Years             Payment         Years             Payment

               1                $84.47           16               $6.53
               2                 42.86           17                6.23
               3                 28.99           18                5.96
               4                 22.06           19                5.73
               5                 17.91           20                5.51

               6                 15.14           21                5.32
               7                 13.16           22                5.15
               8                 11.68           23                4.99
               9                 10.53           24                4.84
               10                 9.61           25                4.71

               11                 8.86           26                4.59
               12                 8.24           27                4.47
               13                 7.71           28                4.37
               14                 7.26           29                4.27
               15                 6.87           30                4.18

              For quarterly payment, multiply by 2.993. For semiannual
              payment, multiply by 5.963. For annual payment, multiply by
              11.839.
- -------------------------------------------------------------------------------

OPTION C

LIFETIME PAYMENT OPTION.  Equal monthly payments are based on the life of a named person.  Payments will continue for the lifetime of that person.  The three variations are:

(1)  PAYMENTS FOR LIFE ONLY.  No specific number  of payments is guaranteed.
     Payments stop when the named person dies.

(2)  PAYMENTS GUARANTEED FOR AMOUNT APPLIED.  Payments stop when they equal the amount applied or when the named person dies, whichever is later.

(3)  PAYMENTS GUARANTEED FOR 5, 10 OR 20 YEARS. Payments stop at the end of the selected guaranteed period or when the named person dies, whichever is later.

The Option C Table shows the minimum monthly payment for each $1,000 applied.
The actual payments will be based on the monthly payment rates we are using when the first payment is due.  They will not be less than shown in the Table.

- -------------------------------------------------------------------------------
                                Option C Table
             Minimum Monthly Payment Rates For Each $1,000 Applied

                        Payments     Payments Guaranteed For
              Age*      For Life  Amount     5       10      20
                         Only    Applied   Years   Years    Years

               40       $3.30     $3.25    $3.29   $3.28   $3.27
               45        3.47      3.41     3.46    3.45    3.43
               50        3.69      3.60     3.68    3.67    3.62
               55        3.96      3.83     3.95    3.93    3.85
               60        4.31      4.13     4.30    4.27    4.14

               65        4.77      4.49     4.75    4.70    4.44
               70        5.41      4.96     5.38    5.26    4.77
               75        6.30      5.56     6.21    5.96    5.07
               80        7.50      6.31     7.30    6.77    5.30
               85        9.16      7.29     8.72    7.64    5.43

          *  Age on birthday nearest due date of the first payment. Monthly payment rates for ages not shown will be furnished on request.
             Monthly payment rates for ages over 85 are the same as those for
             85.

OPTION D

Interest Payment Option. We will hold any amount applied under this option.
Interest on the unpaid balance will be paid each month at a rate determined by
us. This rate will be not less than the equivalent of 3% per year.

                                     -22-

                                     -23-
OPTION E

JOINT LIFETIME PAYMENT OPTION.  Equal monthly payments are based on the lives of two named persons.  While both are living, one payment will be made each month.
When one dies, the same payment will continue for the lifetime of the other.
The two variations are:

(1)  PAYMENTS FOR TWO LIVES ONLY.  No specific number of payments is guaranteed.
     Payments stop when both named persons have died.

(2)  PAYMENTS GUARANTEED FOR 10 YEARS.  Payments stop at the end of 10 years, or when both named persons have died, whichever is later.

The Option E Table shows the minimum monthly payment for each $1,000 applied.
The actual payments will be based on the monthly payment rates we are using when the first payment is due.  They will not be less than shown in the Table.

- -------------------------------------------------------------------------------
                                Option E Table
             Minimum Monthly Payment Rates For Each $1,000 Applied

                          Payments For Two Lives Only

               Age*       55     60     65     70     75     80

                55     $3.53  $3.64  $3.72  $3.80  $3.85  $3.89
                60      3.64   3.78   3.91   4.03   4.12   4.18
                65      3.72   3.91   4.10   4.27   4.42   4.54
                70      3.80   4.03   4.27   4.52   4.76   4.97
                75      3.85   4.12   4.42   4.76   5.11   5.44

                80      3.89   4.18   4.54   4.97   5.44   5.92
                85      3.91   4.23   4.63   5.12   5.71   6.36

                       Payments Guaranteed For 10 Years

               Age*       55     60     65     70     75     80

                55     $3.52  $3.63  $3.71  $3.79  $3.84  $3.88
                60      3.63   3.77   3.90   4.02   4.11   4.17
                65      3.71   3.90   4.09   4.26   4.41   4.53
                70      3.79   4.02   4.26   4.51   4.75   4.94
                75      3.84   4.11   4.41   4.75   5.08   5.38

                80      3.88   4.17   4.53   4.94   5.38   5.82
                85      3.90   4.22   4.61   5.08   5.62   6.19

     *  Age on birthday nearest the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 85 are the same as those for 85.
- -------------------------------------------------------------------------------

OPTION F

JOINT LIFETIME PAYMENT OPTION WITH REDUCED PAYMENTS.  Monthly payments are based on the lives of two named persons.  Payments will continue while both are living.  When one dies, payments are reduced by one-third and will continue for the lifetime of the other.  Payments stop when both persons have died.

The Option F Table shows the minimum monthly payment for each $1,000 applied.
The actual payments will be based on the monthly payment rates we are using when the first payment is due.  They will not be less than shown in the Table.

- -------------------------------------------------------------------------------
                                Option F Table
             Minimum Monthly Payment Rates For Each $1,000 Applied

               Age*       55     60     65     70     75     80

                55     $3.80  $3.94  $4.10  $4.28  $4.47  $4.66
                60      3.94   4.11   4.30   4.51   4.73   4.96
                65      4.10   4.30   4.52   4.77   5.05   5.33
                70      4.28   4.51   4.77   5.08   5.42   5.77
                75      4.47   4.73   5.05   5.42   5.85   6.30

                80      4.66   4.96   5.33   5.77   6.30   6.88
                85      4.86   5.19   5.61   6.13   6.77   7.51

     *  Age on birthday nearest the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 85 are the same as those for 85.
- -------------------------------------------------------------------------------

ELECTING A PAYMENT OPTION

To elect any option, we require that a written request, satisfactory to us, be received at our Home Office.  The Owner may elect an option during the Insured's lifetime.  If the death benefit is payable in one sum when the Insured dies, the
Beneficiary may elect an option with our consent.

Options for any amount payable to an association, corporation, partnership or fiduciary are available with our consent.  However, a corporation or partnership may apply any amount payable to it under Option C, E, or F if the option payments are based on the life or lives of the Insured, the Insured's spouse, any child of the Insured, or any other person agreed to by us.

EFFECTIVE DATE AND PAYMENT DATES

The effective date of an option is the date the amount is applied under that option.  For a death benefit, this is the date that due proof of the Insured's death is received at our Home Office.  For the cash surrender value, it is the effective date of surrender.

The first payment is due on the effective date, except the first payment under
Option D is due one month later.  A later date for the first payment may be requested in the payment option election.  All payment dates will fall on the same day of the month as the first one.  No payment will become due until a payment date.  No part payment will be made for any period shorter than the time between payment dates.

EXAMPLE:  Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between

                                     -24-

                                     -25-

          the 1st and the 10th.

WITHDRAWALS AND CHANGES

If provided in the payment option election, all or part of the unpaid balance under Options A or D may be withdrawn or applied under any other option.

If the cash surrender value is applied under Option A or D, we may delay payment of any withdrawal for up to six months.  Interest at the rate in effect for
Option D during this period will be paid on the amount withdrawn.

INCOME PROTECTION

To the extent permitted by law, each option payment and any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them.  No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner's written consent is given before the Insured dies.  This consent must be received at our Home
Office.

Part 7.  Notes On Our Computations

This Part covers some technical points about this certificate with rider.

NET INVESTMENT FACTOR
The Net Investment Factor for each division of the Separate Account is determined by dividing A by B and subtracting C where:

     .    A equals:

          .    the net asset value per share of each Fund held by a Division for the current Valuation Period; plus

          .    any dividend per share declared on behalf of such Fund that has an ex-dividend date within the current Valuation Period; less

          .    the cumulative charge or credit for taxes reserved which is determined by us to have resulted from the operation or
               maintenance of the Division; and

     .    B equals the net asset value per share of the Fund held by the
          Division for the immediately preceding Valuation Period; and

     .    C equals the cumulative unpaid charge for the net investment factor asset charge shown on the Schedule Page of this certificate with rider.

ACCUMULATION UNIT VALUE

The value of an accumulation unit in each division was set at $1.00000000 on the first Valuation Date selected by us.  The value on any Valuation Date thereafter is equal to the product of the Net Investment Factor for that division for the
Valuation Period which includes that Date and the accumulation unit value on the preceding Valuation Date.

The Accumulation Unit Value may increase or decrease from Valuation Period to
Valuation Period.

ADJUSTMENTS OF UNITS AND VALUES

We have the right to split or consolidate the number of accumulation units credited to the certificate with rider, with a corresponding increase or decrease in the unit values.  We may exercise this right whenever we consider an adjustment of units to be desirable.  However, strict equity will be preserved in making any adjustment.  No adjustment will have any material effect on the benefits, provisions or investment return of the certificate with rider, or on the Owner, Insured, any Beneficiary, any assignee or other person, or on us.

BASIS OF COMPUTATION

The Basis Of Computation is the mortality table and interest rate we use to determine:

     .    The maximum monthly mortality charges;

     .    The minimum annual interest earned on the fixed account value of the certificate with rider; and

     .    The minimum payments under Payment Options C, E, and F.

The Basis Of Computation for the cash surrender values, for the maximum monthly mortality charges, and for the minimum interest earned on the fixed account value of this certificate with rider is shown on the Schedule Page.  The mortality table specified on the Schedule Page applies to amounts in a standard underwriting classification.  We reserve the right to make appropriate modifications to this table for any amount which is not in a standard underwriting classification.

In computing the minimum payments under Payment Options C, E, and F, we use mortality rates from the 1983 Table "a" with Projection G for 30 years and with rates set back five years.  The interest used is at an annual rate of 3%.

METHOD OF COMPUTING VALUES

When required by the state where the Group Flexible Premium Adjustable Life
Insurance Policy To Age 95 With Variable Rider was delivered, we filed a detailed statement of the method we use to compute the Policy Rider benefits and values. These benefits and values are not less than those required by the laws of that state.

                                     -26-

WHERE TO FIND IT
                                                              Page No.
PART 1. The Basics Of This Certificate
 With Rider..................................................      4
 The Parties Involved
  Insurer....................................................      4
  Policy With Riderholder....................................      4
  Employer...................................................      4
  Owner......................................................      4
  Insured....................................................      4
  Beneficiary................................................      4
  Irrevocable Beneficiary....................................      4
  Dates - Certificate Date, Certificate......................      4
   Anniversary Date, Certificate Year,.......................      4
   Rider Add-On Date, Issue Date,
   Paid-Up Certificate Date, Monthly
   Calculation Date, Valuation Date,
   Valuation Period, Valuation Time
  Entire Contract

  Where To Pay Premiums

  Account Value Of Certificate With
   Rider.....................................................      9
  Variable Account Value Of Certificate
   With Rider................................................      9
  Fixed Account Value Of Certificate

 This Certificate With Rider's Share In
  Dividends..................................................      12
  Certificate With Rider Is

                                                                   13
 SURRENDERING THIS CERTIFICATE WITH
  RIDER AND MAKING WITHDRAWALS...............................      13
 Right To Surrender

  Right To Make Loans

Any Riders and Endorsements For This
 Certificate With Rider Follow Page 26.

[LOGO OF MASSMUTUAL APPEARS HERE]

Massachusetts Mutual Life Insurance Company
Springfield, MA 01111-0001

     GROUP FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE CERTIFICATE TO AGE 95 WITH
     VARIABLE RIDER

     This Certificate With Rider provides that:

     Insurance is payable upon death of the Insured before age 95.
     Within specified limits, flexible premiums may be paid during the
     Insured's lifetime.
     Annual dividends may be paid.

     NOTICE OF ANNUAL MEETING

     The Insured is hereby notified that by virtue of this policy he or she is a member of Massachusetts Mutual Life INsurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company.
     The annual meetings are held at its Home Office, in Springfield,
     Massachusetts, on the second Wednesday of April in each year at 2 o'clock
     p.m.